UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 17, 2016

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Lawson Products, Inc. (the "Company") held a vote at the 2016 Annual Meeting of Stockholders on May 17, 2016. Out of the 8,771,120 voting shares outstanding, the holders of 8,302,964 shares of the Company’s common stock were represented in person or by proxy to vote on the the following proposals:

Proposal 1: Election of Directors

Directors James S. Errant, Lee S. Hillman and Michael G. DeCata were elected to serve until the 2019 Annual Meeting of Stockholders. Of the 8,302,964 shares present in person or represented by proxy at the meeting, James S. Errant received 7,228,405 votes, Lee S. Hillman received 6,902,239 votes and Michael G. DeCata received 7,228,771.

Proposal 2: Ratification of the Appointment of BDO USA, LLP

A proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, was approved. Of the 8,302,964 shares present in person or represented by proxy at the meeting, 8,183,519 shares were voted for the proposal, 18,718 shares were voted against the proposal and 100,727 shares abstained from voting with respect to the proposal.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	May 18, 2016	By: /s/ Neil E. Jenkins
Name: Neil E. Jenkins
Title: Executive Vice President, Secretary, General Counsel and Chief Compliance Officer